Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-142472
PROSPECTUS SUPPLEMENT NO. 6
(to prospectus dated April 30, 2007)
3,927,120 Shares
First Industrial Realty Trust, Inc.
Common Stock
     This prospectus supplement supplements the prospectus dated April 30, 2007 (the “Prospectus”), relating to the potential offer and sale from time to time of up to 3,927,120 shares of common stock of First Industrial Realty Trust, Inc.
     The table under the Selling Stockholders Section of the Prospectus is amended to replace the information regarding Old Lane US Master Fund L.P., Old Lane HMA Master Fund L.P. and Old Lane Cayman Master Fund L.P. with the information set forth opposite their names below, and to add the information set forth below regarding Old Lane GMA Master Fund L.P.:

				Percentage
			Number of	of shares
	Number of Shares	Number of	Shares owned	owned after
	owned	shares	after the	the offering
Name	before the offering	offered hereby	offering (2)	(2)(3)

Old Lane US Master Fund L.P. (14)	431,532	431,532*	0	+

Old Lane HMA Master Fund L.P. (15)	171,988	171,988*	0	+

Old Lane Cayman Master Fund L.P. (16)	492,696	492,696*	0	+

Old Lane GMA Master Fund L.P. (34)	139,786	139,786*	0	+

(14)	Old Lane US Master Fund L.P. is a subsidiary of Citigroup Inc., a publicly held entity.

(15)	Old Lane HMA Master Fund L.P. is a subsidiary of Citigroup Inc., a publicly held entity.

(16)	Old Lane Cayman Master Fund L.P. is a subsidiary of Citigroup Inc., a publicly held entity.

(34)	Old Lane GMA Master Fund L.P. is a subsidiary of Citigroup Inc., a publicly held entity.
     This prospectus supplement is not complete without, and may not be delivered or used except in connection with, the Prospectus dated April 30, 2007, including any supplements or amendments to such Prospectus. The date of this prospectus supplement is October 12, 2007.